UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENDOVIA HEALTH SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This supplement is being filed with the Securities and Exchange Commission (the “SEC”) to update certain information contained in the Definitive Proxy Statement of Endovia Health Sciences, Inc. (the “Company”) filed with the SEC on October 5, 2026 in connection with the Company’s 2026 Annual Meeting of Stockholders being held on November 20, 2026 (the “Annual Meeting”). This supplement corrects a scrivener’s error on the record date included on the Notice of Annual Meeting of Stockholders in the Definitive Proxy Statement. The record date for the Annual Meeting is October 2, 2026. A copy of the revised Notice of Annual Meeting of Stockholders is included in this supplement.

A full description of the proposals to be voted at the Annual Meeting and related information is provided in the Company’s Definitive Proxy Statement filed with the SEC on October 5, 2026, and may be accessed at www.proxyvote.com. The Company urges its investors, shareholders and other interested persons to read the Definitive Proxy Statement as well as other documents filed with the SEC, which contain important information about the Company.

Endovia Health Sciences, Inc.

1112 N. Flagler Drive

Fort Lauderdale, FL 33304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2026

To the Stockholders of Endovia Health Sciences, Inc.,

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Endovia Health Sciences, Inc. (the “Company”) to be held in a virtual-only meeting format via live webcast on the Internet on November 20, 2026, at 10:00 AM, Eastern Time. No in-person meeting will be held. At the Annual Meeting you will be asked to vote on the following matters:

1)	Elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2)	Ratify and approve the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ending December 31, 2026;

3)	Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal”);

4)	Approve, in accordance with the NYSE American Company Guide Section 711, amendments to the 2025 Equity Incentive Plan (the “2025 Plan”) to increase the number of shares of common stock authorized for issuance, adopt an Automatic Ownership Maintenance feature, and to exchange certain outstanding stock options (the “Equity Plan Proposal”);

5)	Approve, and adopt in accordance with the NYSE American Company Guide Section 711, Grants of Restricted Stock Units (“RSUs”) to Officers and Directors under the 2025 Plan; and

6)	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. We also will transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on October 2, 2026 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to Be Held on November 20, 2026

The Notice, Proxy Statement, and 2025 Annual Report on Form 10-K and Form 10-K/A are available at www.proxyvote.com.

This year, our Annual Meeting will be accessible exclusively via live webcast and no in-person meeting will be held. You can attend our Annual Meeting by joining www.virtualshareholdermeeting.com/EDVA2026. To be admitted to the Annual Meeting, you must have the control number found on your proxy card or voting instruction form. We believe that hosting a virtual Annual Meeting this year is in the best interest of the Company and its stockholders since a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

Whether or not you expect to participate in the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, or by phone, or, if you requested, and received printed proxy materials, by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

By Order of the Board of Directors
/s/ Brady Cobb
Fort Lauderdale, FL	Interim Chief Executive Officer
October 5, 2026